As filed with the Securities and Exchange Commission on June 28, 2023

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BALCHEM CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	13-2578432
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5 Paragon Drive
Montvale, New Jersey 07645
(Address of Principal Executive Offices) (Zip Code)

Balchem Corporation 2017 Omnibus Incentive Plan, as amended and restated
Balchem Corporation 401(k) Plan, as amended
(Full title of the plan)

Hatsuki Miyata
General Counsel and Secretary
Balchem Corporation
52 Sunrise Park Road
New Hampton, New York 10958
(Name and address of agent for service)

(845) 326-5600
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Balchem Corporation (the “Company”) and registers (i) 800,000 additional shares of the Company’s common stock, par value $.06-2/3 per share (the “Common Stock”), issuable under the Company’s 2017 Omnibus Incentive Plan, as amended and restated (the “Omnibus Plan”), and (ii) 200,000 shares of Common Stock for issuance under the Company’s 401(k) Plan, as amended. With respect to the additional shares of Common Stock being registered under the Omnibus Plan, in accordance with General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on August 4, 2017 (File No. 333-219722) are incorporated herein by reference, except to the extent amended or superseded by the contents hereof.

In accordance with the instructional note to Part I of Form S-8, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by the Company with the SEC are incorporated herein by reference:

(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2022;

(b)	the Annual Report on Form 11-K of the Balchem Corporation 401(k) Plan for the year ended December 31, 2022;

(c)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023;

(d)	the Company’s Current Reports on Form 8-K filed with the SEC on June 26, 2023; and

(e)
the description of the Company’s common stock, par value $0.06-2/3 per share, contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, together with any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

The Maryland General Corporation Law authorizes Maryland corporations to limit the liability of directors and officers to the corporation and its stockholders for money damages except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit actually received, (ii) to the extent that a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the director’s or officer’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding, or (iii) in respect of certain other actions not applicable to the Company. The Company’s Articles of Incorporation limits the liability of directors and officers to the fullest extent permitted by the Maryland law.

The Maryland General Corporation Law also authorizes Maryland corporations to indemnify present and past directors and officers of the corporation or of another corporation for which they serve at the request of the corporation against judgments, penalties, fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation in respect of which the director or officer is adjudged to be liable to the corporation) in which they are made parties by reason of being or having been directors or officers, unless it is proved that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The Maryland General Corporation Law also provides that, unless limited by the corporation’s charter, a corporation shall indemnify present and past directors and officers of the corporation who are successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against reasonable expenses (including attorneys’ fees) incurred in connection with the proceeding. The Company’s Articles of Incorporation do not limit the extent of this indemnity.

In addition, the Company’s By-laws provide that, to the maximum extent permitted by Maryland law, the Company shall indemnify (without requiring a preliminary determination of the ultimate entitlement to indemnification) and pay or reimburse expenses in advance of final disposition of a proceeding to (i) any present and past directors and officers of the Company who is made or threatened to be made a party to, or witness in, any action, suit or proceeding by reason of his or her being, or having been, a director or officer of the Company, and (ii) any individual who, while a director or officer of the Company and at the request of the Company, serves or has served as a director, officer, trustee, member, manager or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to, or witness in, any action, suit or proceeding by reason of his or her serving, or having served, in that capacity. In the event of settlement of such action, suit or proceeding, indemnification shall include reimbursement of amounts paid in settlement and expenses actually and reasonably incurred by such director or officer in connection therewith. This right of indemnification shall not be deemed exclusive of any other right, or rights, to which such director or officer may be entitled under any agreement, vote of shareholders or otherwise.

The Company’s directors and officers are covered by certain insurance policies maintained by the Company.

Item 7.	Exemption from Registration Claimed

Not applicable.

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Item 8.	Exhibits

Exhibit No.	Description

4.1	Balchem Corporation Composite Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on March 16, 2006)

4.2	Balchem Corporation Articles of Amendment (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 25, 2008)

4.3	Balchem Corporation Articles of Amendment (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 28, 2011)

4.4	By-laws of the Company, as amended and restated as of December 5, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 7, 2022)

5.1*	Opinion of Greenberg Traurig, LLP

23.1*	Consent of RSM US LLP (independent registered public accounting firm to Balchem Corporation)

23.2*	Consent of RSM US LLP (independent registered public accounting firm to the Balchem Corporation 401(k) Plan)

23.3*	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on the signature page hereof)

99.1	2017 Omnibus Incentive Plan, as amended and restated as of June 22, 2023 (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 28, 2023)

99.2
Balchem Corporation 401(k) Basic Plan Document #01, as amended by the Balchem Corporation 401(K) Plan Amendment of January 1, 2023 (incorporated by reference to Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed on February 24, 2023)

107*	Filing Fee Table

*	Filed herewith.

The Company undertakes that it will submit or has submitted the Balchem Corporation 401(k) Plan and any amendment thereto to the Internal Revenue Service (the “IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan under Section 401 of the Internal Revenue Code.

Item 9.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

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(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montvale, State of New Jersey, on June 28, 2023.

Balchem Corporation

By:	/s/ Theodore L. Harris
Name:	Theodore L. Harris
Title:	Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby severally constitute and appoint each of Theodore L. Harris, C. Martin Bengsston and William A. Backus as his or her true and lawful attorney and agent, each with full power of substitution and resubstitution, to do any and all things in his or her name in the capacity indicated below which any of them may deem necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission, including specifically, but not limited to, power and authority to sign in his or her name in the capacity indicated below and any and all amendments (including post-effective amendments) thereto; and each hereby approves, ratifies and confirms all that each of said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Capacity	Date

/s/ Theodore L. Harris	Chairman, President, and Chief Executive Officer	June 28, 2023
Theodore L. Harris

/s/ C. Martin Bengtsson	Executive Vice President and Chief Financial Officer	June 28, 2023
C. Martin Bengtsson

/s/ William A. Backus	Vice President and Chief Accounting Officer	June 28, 2023
William A. Backus

/s/ David Fischer	Director	June 28, 2023
David Fischer

/s/ Kathleen Fish	Director	June 28, 2023
Kathleen Fish

/s/ Daniel Knutson	Director	June 28, 2023
Daniel Knutson

/s/ Joyce Lee	Director	June 28, 2023
Joyce Lee

/s/ Matthew D. Wineinger	Director	June 28, 2023
Matthew D. Wineinger

Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montvale, State of New Jersey, on June 28, 2023.

Date: June 28, 2023	Balchem Corporation 401(k) Plan

	By:	Balchem Corporation, Plan Administrator

	By:	/s/ Theodore L. Harris
Name:	Theodore L. Harris
Title:	Chairman, President and Chief Executive Officer